UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2018

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

As previously reported, on May 7, 2018, International Flavors & Fragrances Inc. (the “Company” or “IFF”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Frutarom Industries Ltd., a company organized under the laws of the State of Israel (“Frutarom”), and Icon Newco Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of IFF, to acquire Frutarom (the “Acquisition”).

In connection with the Acquisition, on June 6, 2018, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Term Administrative Agent”), and the lenders party thereto (the “Term Lenders”).

Under the Term Loan Credit Agreement, the Term Lenders have committed to provide, subject to certain conditions, a senior unsecured term loan facility in an original aggregate principal amount of up to $350 million, maturing three years after the funding date thereunder (the “Term Facility”).

The Term Facility will bear interest, at the Company’s option, at a per annum rate equal to either (x) an adjusted LIBOR rate plus an applicable margin varying from 0.750% to 2.000% or (y) a base rate plus an applicable margin varying from 0.000% to 1.000%, in each case depending on the public debt ratings for non-credit enhanced long-term senior unsecured debt issued by the Company.

Loans under the Term Facility will amortize quarterly at a per annum rate of 10.0% of the aggregate principal amount of the loans made under the Term Facility on the funding date, commencing at the end of the first full fiscal quarter after funding, with the balance payable on the third anniversary of the funding date. The Company may voluntarily prepay the term loans without premium or penalty.

The proceeds of borrowings under the Term Loan Credit Agreement are to be used to (a) finance, in part, the cash consideration for the Acquisition, (b) refinance certain indebtedness of the Company, Frutarom, and/or their respective subsidiaries in connection with the Acquisition, and (c) pay certain fees and expenses incurred in connection with the Acquisition.

The Term Loan Credit Agreement contains various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum ratio of net debt to EBITDA of 4.50x with step-downs over time and a temporary step-up to 6.0x for the first full fiscal quarter after funding if the Company has not issued equity or mandatory convertible securities generating gross proceeds of at least $1.75 billion on or before the closing date of the Acquisition.

The funding of the loans under the Term Loan Credit Agreement is subject to the customary closing conditions set forth therein. The commitments under the Term Loan Credit Agreement will terminate on the earliest of (i) the consummation of the Acquisition without using the loans under the Term Facility, (ii) the date on which the Merger Agreement is terminated in accordance with its terms without the closing of the Acquisition, (iii) receipt by the Term Administrative Agent of written notice from the Company of its election to terminate all commitments under the Term Facility in full and (iv) the Termination Date (as defined in the Merger Agreement as in effect on May 7, 2018) (or, if the Termination Date shall have been extended as provided in Section 7.1(b)(i) of the Merger Agreement as in effect on May 7, 2018, then on such extended Termination Date).

Amendment No. 2 to Revolving Credit Agreement

On June 6, 2018, the Company and certain of its subsidiaries entered into Amendment No. 2 to Credit Agreement (“the Amendment”) among the Company, certain of its subsidiaries, Citibank, N.A. as administrative agent and the lenders party thereto, which amended and restated the Credit Agreement, dated as of November 9, 2011, amended and restated as of December 2, 2016 and amended as of May 21, 2018 among the Company, certain of its subsidiaries, the banks, the financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent (as so amended and restated, the “Revolving Credit Agreement”).

The Revolving Credit Agreement, among other things, provides a five-year $1.0 billion senior unsecured revolving loan credit facility maturing in five years, consisting of a $585 million tranche A revolving credit facility (which provides for borrowings available in U.S. dollars, euros, Swiss francs, Japanese yen and/or British pounds sterling, with a sublimit of $25 million for swing line borrowings) (“Tranche A”) and a $415 million tranche B revolving credit facility (which provides for borrowings available in U.S. dollars, euros, Swiss francs, Japanese yen and/or British pounds sterling, with sublimits of €50 million and $25 million for swing line borrowings) (“Tranche B” and, together with Tranche A, the “Revolving Facility”).

The interest rate on the Revolving Facility will be, at the applicable borrower’s option, a per annum rate equal to either (x) an adjusted LIBOR rate plus an applicable margin varying from 0.750% to 1.750% or (y) a base rate plus an applicable margin varying from 0.000% to 0.750%, in each case depending on the public debt ratings for non-credit enhanced long-term senior unsecured debt issued by the Company.

The Revolving Credit Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum ratio of net debt to EBITDA of (x) prior to the closing date of the Acquisition, 3.50x and (y) commencing on and after the closing date of the Acquisition, 4.50x with step-downs over time and a temporary step-up to 6.0x for the first full fiscal quarter after the closing date of the Acquisition if the Company has not issued equity or mandatory convertible securities generating gross proceeds of at least $1.75 billion on or before the closing date of the Acquisition.

The lenders and other financial institutions that are party to the Term Loan Credit Agreement and the Amendment and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursements or other payments.

The foregoing description of the Term Loan Credit Agreement and the Amendment are not intended to be complete and are qualified in their entirety by reference to the Term Loan Credit Agreement and the Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Term Loan Credit Agreement and the Revolving Credit Agreement is incorporated by reference in this Item 2.03 in its entirety.

Cautionary Statement Regarding Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding IFF’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, acquisitions, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this report concerning IFF’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of IFF based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from IFF’s expectations as a result of a variety of factors, including, without limitation, those referenced below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IFF is unable to predict or control, that may cause IFF’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors referenced below and detailed from time to time in IFF’s filings with the Securities and Exchange Commission (the “SEC”).

Factors that may affect IFF’s plans, results or stock price are set forth in IFF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond IFF’s control and IFF cautions investors that any forward-looking statements made by IFF are not guarantees of future performance. IFF disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Term Loan Credit Agreement, dated as of June 6, 2018 among International Flavors & Fragrances Inc., as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc. as administrative agent.

10.2	Amendment No. 2 to Credit Agreement, dated as of June 6, 2018 among International Flavors & Fragrances Inc., International Flavors & Fragrances (Nederland) Holding B.V., International Flavors & Fragrances I.F.F. (Nederland) B.V. and International Flavors & Fragrances (Greater Asia) PTE. Ltd., as borrowers, the lenders signatory thereto and Citibank, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: June 8, 2018	By:	/s/ Richard A. O’Leary
Name: Richard A. O’Leary
Title: Executive Vice President and Chief Financial Officer